Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirkland.com

October 3, 2024

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the prospectus supplement. dated October 3, 2024, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on October 3, 2024, to the prospectus, dated March 3, 2023 (as supplemented by the prospectus supplement, the “Prospectus”), that constitutes a part of the Company’s Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) filed with the Commission on March 3, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 37,338,223 shares of common stock, par value $0.10 per share, of the Company (the “Shares”) to be sold by certain stockholders of the Company (the “Selling Stockholders”). The Shares were previously issued to the Selling Stockholders in connection the consummation of the transactions contemplated by with that certain securities purchase agreement, dated as of July 8, 2024 (the “Purchase Agreement”), by and among the Company, WPX Energy Williston, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Grayson Mill Holdings II, LLC, a Delaware limited liability company, Grayson Mill Holdings III, LLC, a Delaware limited liability company, Grayson Mill Intermediate HoldCo II, LLC, a Delaware limited liability company and Grayson Mill Intermediate HoldCo III, LLC, a Delaware limited liability company.

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement and the exhibits thereto, (ii) the Prospectus, (iii) a copy of the Purchase Agreement, (iv) the organizational documents of the Company and (iii) certain resolutions of the board of directors of the Company, adopted on March 1, 2023 and July 7, 2024, respectively with respect to the issuance of the Shares and the Registration Statement and the exhibits thereto.

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Devon Energy Corporation

October 3, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed that, at the time of the execution, authentication, issuance and delivery of the Shares, the Purchase Agreement will be the valid and legally binding obligation of each party thereto and the Company. We have also assumed that, with respect to the issuance of the Shares, the amount of consideration paid in respect of the Shares will equal or exceed the par value of the Shares. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement;

(ii) the Prospectus will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws; and

(iii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, with respect to the Shares to be offered by the Selling Stockholders pursuant to the Registration Statement, such Shares are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the law of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Devon Energy Corporation

October 3, 2024

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Sincerely,

/s/ Kirkland & Ellis LLP